Elcom International, Inc. Contact:
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Investor Relations
E-mail: invrel@elcom.com
Voicemail: (781) 501-4094

FOR IMMEDIATE RELEASE:
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        Elcom International to Divest its U.K. IT Products Reseller Unit
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                             via Management Buy-Out
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       Elcom Continues Transition to Licensing and Transaction Fee Model

NORWOOD, MA, December 5, 2001 - Elcom International, Inc. (NASDAQ: ELCO), a leading international provider of remotely-hosted eProcurement and private eMarketplace solutions and leveraged eProcurement services for IT products (the "Company"), today announced that it has signed a Heads of Agreement to divest its U.K.-based IT products reselling unit to its U.K. management team. The management buy-out transaction ("MBO") includes the concurrent sale of the Company's StarbuyerGold(tm) eBusiness technology for use in the U.K. The Heads of Agreement is subject to a definitive agreement which is expected to be completed during December with a closing date on or before December 31, 2001. The Company will continue to own and operate Elcom Systems Ltd., its eProcurement and eMarketplace technology subsidiary in the U.K. In addition, Elcom Information Technology, the new name of the unit being divested, will receive a license to use that trading name and will become a System Sales Partner for the Company's eProcurement and eMarketplace technology in the U.K.

Under the terms of the Heads of Agreement, Elcom Information Technology will acquire certain assets and assume certain liabilities of the Company that will result in the Company recording a gain on the sale. Further, in a separate but concurrent transaction, Elcom Information Technology will purchase the Company's StarbuyerGold(tm) and related technology for use in the U.K. that also will result in the Company recording a gain. The Company will continue to use its own version of its Starbuyer technology in the U.S. Further disclosure of the terms contained in the Heads of Agreement will be made in a Form 8-K filing with the Securities and Exchange Commission by the end of this week.

Robert J. Crowell, Elcom International, Inc.'s, Chairman and CEO, stated, "We are pleased that our U.K. senior management team submitted the winning bid for our U.K. IT products reselling unit. The U.K. management team knows the business very well and appreciates the value and power of our StarbuyerGold(tm) eBusiness technology and its ability to generate incremental business. In addition, we look forward to Elcom Information Technology becoming a System Sales Partner in the U.K. Elcom Systems, Ltd., our existing eProcurement technology subsidiary, will continue to market, license, and support our eProcurement technology in the U.K. directly and through our System Sales and Alliance partners, with a focus on government organizations and other commercial companies. We believe this divestiture will allow the Company to continue its transition to more of a license and transaction fee model."

                                     -MORE-
         10 Oceana Way - Norwood, MA 02062 - Telephone (781) 440-3333 -
                               Fax (781) 762-1540

Elcom Continues Transition to Licensing and Transaction Fee Model
2

Tony Davis, the MBO's spokesperson and Managing Director designate for Elcom Information Technology, stated, "We are very excited to acquire the IT products reseller business in the U.K. We expect to leverage the eBusiness technology we are acquiring and use it to offer customers a unique value-add eBusiness system for the purchase of IT products and services."

Michael Templeman, the Managing Director of Elcom Systems Ltd. in the U.K., stated, "This is a positive move for both businesses and will allow each of the two companies to focus more keenly on their core competencies and strategic direction. Elcom Systems' direction will continue to be the licensing and support of our eProcurement technology to both the public and private sectors, building further partnerships and alliances, and concentrating on the recent success of the Scottish Executive (government) engagement."


Company Product Offerings
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For detailed  information on our PECOSTM technology and optional Dynamic Trading
functionality,         please         visit        our         website        at
www.elcominternational.com/products.htm


About Elcom International, Inc.
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Elcom International, Inc. (Nasdaq: ELCO) operates two wholly-owned subsidiaries:
elcom, inc., a leading  international  provider of remotely-hosted  eProcurement and  Private  eMarketplace  solutions  and Elcom  Services  Group,  Inc.,  which
provides  leveraged   procurement  services  for  IT  products.   elcom,  inc.'s
innovative,  remotely-hosted  technology  establishes the next standard of value
and  enables   enterprises  of  all  sizes  to  realize  the  many  benefits  of
eProcurement without the burden of infrastructure investment and ongoing content and system management. PECOS Internet Procurement Manager, elcom, inc.'s remotely-hosted eProcurement and eMarketplace enabling platform was the first "live" remotely-hosted eProcurement system in the world. Additional information can be found at www.elcominternational.com.

Statement Under the Private Securities Litigation Reform Act
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This press  release  includes  statements  that may  constitute  forward-looking statements. All statements other than statements of historical fact, including, without limitation, those with respect to the Company's objectives, plans and strategies set forth herein and those preceded by or that include the words "believes," "intends," "expects," "will," "plans," "anticipates," or similar expressions, are forward-looking statements. These statements are subject to risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Such risks and uncertainties include: the overall markets' and individual customers' acceptance and usage of the Company's electronic commerce software systems, the receptiveness of the capital markets to technology-related companies, corporate demand for (and price decreases of) PC products and other office products, changes in manufacturer policies reducing price protection and making returns and other policies more restrictive, the risks of doing business in foreign countries, the impact of competitive technology products, competitive pricing pressures, the ability of Tech Data to fulfill its obligations under the U.S. outsourcing arrangement with the Company and the Company's reliance on Tech Data, and specifically the availability and terms of appropriate working capital and/or other financing, including for elcom, inc., the Company's eBusiness subsidiary, as well as factors and other risks detailed in the Company's Registration Statement on Form S-3 and from time to time in the Company's other reports filed with the SEC. The Company assumes no obligation to update any of the information contained or referenced in this announcement.


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